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                                                                    Exhibit 21.1

Subsidiaries of AVT Corporation


  Subsidiary                        Jurisdiction of Incorporation
  ----------                        -----------------------------

  AVT International, Inc.                     Washington

  AVT Foreign Sales Corporation                Barbados

  RightFAX, Inc.                              Washington

  MediaTel Corporation (Delaware)              Delaware

  Raven Acquisition Corp.                     Washington